UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

On April 27, 2005, Bottomline Technologies Limited, an indirect wholly-owned subsidiary of Bottomline Technologies (de), Inc. (the “Registrant”), acquired all the outstanding share capital of HMSL Group Limited (“HMSL”), a private company with operations in the United Kingdom, as previously reported under Items 2.01 and 3.02 on a Current Report on Form 8-K filed on May 3, 2005, as amended on May 6, 2005 (the “Form 8-K”).

After further evaluation the Registrant has determined, using the tests set forth in Rule 3-05 of Regulation S-X, that the acquisition of HMSL is not a significant acquisition and therefore, the Registrant is not required to file, and will not file, the historical audited financial statements of HMSL referred to under Item 9.01 of the Form 8-K.

(b) Pro Forma Financial Information.

After further evaluation the Registrant has determined, using the tests set forth in Rule 3-05 of Regulation S-X, that the acquisition of HMSL is not a significant acquisition and therefore, the Registrant is not required to file, and will not file, the pro forma financial information related to the acquisition of HMSL referred to under item 9.01 of the Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: July 8, 2005	By:	/s/ Kevin M. Donovan
Kevin M. Donovan
Chief Financial Officer and Treasurer